Ex. T3B.42
SLA UNO, INC.

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BY-LAWS

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ARTICLE I

OFFICES

Section 1.  The registered office shall be located in Chicago, Illinois.
Section 2.  The corporation may also have offices at such other places both within and without the State of Illinois as the board of directors may from time to time determine or the business of the corporation may require.
ARTICLE II

ANNUAL MEETINGS OF SHAREHOLDERS

Section 1.  All meetings of shareholders for the election of directors shall be held at such place as may be fixed from time to time by the board of directors.
Section 2.  Annual meetings of shareholders, commencing with the year 1999, shall be held on the second Wednesday in February, if not a legal holiday, and if a legal holiday, then on the next secular day following, at which they shall elect by a plurality vote a board of directors, and transact such other business as may properly be brought before the meeting.
Section 3.  Written or printed notice of the annual meeting stating the place, day and hour of the meeting shall be delivered not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the president, or the secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting.
ARTICLE III

SPECIAL MEETINGS OF SHAREHOLDERS

Section 1.  Special meetings of shareholders for any purpose other than the election of directors may be held at such time and place within or without the State of Illinois as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.
Section 2.  Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by law or by the articles of incorporation, may be called by the president, the board of directors, or the holders allot less than one-fifth of all the shares entitled to vote at the meeting.
Section 3. Written or printed notice of a special meeting stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the president, or the secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting.
Section 4.  The business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice.
ARTICLE IV

QUORUM AND VOTING OF STOCK

Section 1.  The holders of a majority of the shares of stock issued and outstanding and entitled to vote, represented in person or by proxy, shall constitute a quorum at all meetings of the share- holders for the transaction of business except as otherwise provided by law or by the articles of incorporation.  If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders present in person or represented by proxy shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented.  At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.
Section 2.  If a quorum is present, the affirmative vote of a majority of the shares of stock represented at the meeting and entitled to vote on the matter shall be the act of the shareholders unless the vote of a greater number of shares of stock is required by law or the articles of incorporation.
Section 3.  Each outstanding share of stock, having voting power, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders.  A shareholder may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact.
In all elections for directors every shareholder, entitled to vote, shall have the right to vote, in person or by proxy, the number of shares of stock owned by him, for as many persons as there are directors to be elected, or to cumulate the vote of said shares, and give one candidate as many votes as shall equal the number of directors multiplied by the number of his shares of stock or to distribute the votes on the principle among as many candidates as he may see fit.
Section 4.  Unless otherwise provided in the articles of incorporation or bylaw, any action required to be taken at any annual or special meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting and without a vote, if a consent in writing, setting forth the action so taken, shall be signed (i) if five days prior notice of the proposed action is given in writing to all of the shareholders entitled to vote with respect to the subject matter thereof, by the holders of out standing shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voting or (ii) by all of the shareholders entitled to vote with respect to the subject matter thereof.
ARTICLE V

DIRECTORS

Section 1.  The number of directors shall be 3.  The directors, other than the first board of directors, shall be elected at the annual meeting of the shareholders, and each director elected shall serve until the next succeeding annual meeting and until his successor shall have been elected and qualified.  The first board of directors shall hold office until the first annual meeting of shareholders.
Section 2.  Vacancies and newly created directorships resulting from any increase in the number of directors may be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose.  A majority of directors then in office, though less than a quorum, may fill one or more vacancies in the board of directors arising between meetings f shareholders by reason of an increase in the number of directors or otherwise.  A director appointed to fill a vacancy, or a newly created directorship, shall hold office until the next succeeding annual meeting of shareholders and until his successor shall have been elected and qualified.
Section 3.  The business affairs of the corporation shall be managed by its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by law or by the articles of incorporation or by these by-laws directed or required to be exercised or done by the shareholders.
Section 4.  The directors may keep the books of the corporation, except such as are required by law to be kept within the state, outside of the State of Illinois, at such place or places as the directors may from time to time determine.
Section 5.  The board of directors, by the affirmative vote of a majority of the directors then in office and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all directors for services to the corporation as directors, officers or otherwise.
ARTICLE VI

MEETINGS OF THE BOARD OF DIRECTORS

Section 1.  Meetings of the board of directors, regular or special, may be held either within or without the State of Illinois.
Section 2.  The first meeting of each newly elected board of directors shall be held at such time and place as shall be fixed by the vote of the shareholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present, or it may convene at such place and time as shall be fixed by the consent in writing of all the directors.
Section 3.  Regular meetings of the board of directors may be held upon such notice, or without notice, and at such time and at such place as shall from time to time be determined by the board.
Section 4.  Special meetings of the board of directors may be called by the president on sufficient time for convenient assembly of notice to each director, either personally or by mail or by facsimile telecommunication; special meetings shall be called by the president or secretary in like manner and on like notice on the written request of two directors.
Section 5.  Attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.  Neither  the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.
Section 6.  A majority of the directors shall constitute a quorum for the transaction of business unless a greater number is required by the articles of incorporation.  The act of a majority of the directors present at any me ting at which a quorum is present shall be the act of the board of direct, unless the act of a greater number is required by the articles of incorporation.  If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.
Section 7.  Unless specifically prohibited by the articles of incorporation or these by-laws, any action required to be taken at a meeting of the board of directors, or any other action which may be taken at a meeting of the hoard of directors or a committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by of the directors entitled to vote with respect to the subject matter thereof, or by all the members of such committee, as the case may be.
ARTICLE VII

COMMITTEES OF DIRECTORS

Section 1.  The board of directors, by resolution adopted by a majority of the number of directors may create one or more committees and appoint members of the board to serve on the committee or committees.  To the extent provided in such resolution of the articles of incorporation, each committee shall have and exercise all of the authority of the board of directors in the management of the corporation, except as otherwise required by law. Each committee shall have two or more members, who serve at the pleasure of the board.  The committees shall keep regular minutes of its proceedings and report the same to the board when required.
ARTICLE VIII

NOTICES

Section 1.  Whenever, by law or under the provisions of the articles of incorporation or of these by-laws, notice is required to be given to any director or shareholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or shareholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail.  Notice to directors may also be given by facsimile telecommunication.
Section 2.  Whenever any notice whatever is required to be given by law or under the provi-

sions of the articles of incorporation or these by-laws,  a waiver thereof in writing signed by the person or persons entitled to such notice, whether beforeafter the time stated therein, shall be deemed equivalent to the giving of such notice.
ARTICLE IX

OFFICERS

Section 1.  The officers of the corporation shall be chosen by the board of directors and shall be a president, a vice-president, a secretary and a treasurer.  The board of directors may also choose additional vice-presidents, and one or assistant secretaries and ass treasurers.
Section 2, The board of directors at its first meeting after each annual meeting of shareholders shall loose a president, one or more vice-presidents, a secretary and a treasurer, none of whom need be a member of the board.
Section 3.  The board of directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board of directors.
Section 4.  The salaries of all officers and agents of the corporation shall be fixed by the board of directors.
Section 5.  The officers of the corporation shall hold office until their successors are chosen and qualify.  Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors.  Any vacancy occurring in any office of the corporation shall be filled by the board of directors.

FISCAL YEAR

Section 4.  The fiscal veer of the corporation shall be fixed by solution of the board of directors.
SEAL

Section 5.  The corporate seal shall be in such form as the directors shall determine or the law require.
ARTICLE XII

AMENDMENTS

Section 1.  These by-laws may be altered, amended or repealed by the shareholders or the board of directors, but no by-law adopted by the shareholders may be altered, amended or repealed by the board of directors if the by-laws so provide.